1 | P a g e REVIEWED AND ACCEPTED BY THE BOARD OF DIRECTORS ON NOVEMBER 4, 2022 1.0 PURPOSE Canadian securities laws prohibit "insider trading" and impose restrictions on trading in securities while in possession of material non-public information. The objective of this Insider Trading Policy ("Policy") is to provide directors, officers and employees with guidelines regarding trading in securities of Westport Fuel Systems Inc. (together with its subsidiaries, "Westport" or the "Corporation"). The rules and procedures outlined in this Policy are intended to prevent improper trading in securities of Westport and any other company in respect of which material non-public information is obtained by Westport and the improper communication of material non-public information regarding Westport or such other companies. 2.0 SCOPE This Policy applies to all transactions involving all securities of the Corporation, as well as to derivative securities relating to the Corporation's securities, whether or not issued by the Westport. This Policy also applies to securities in companies with which Westport does business or may do business, or in which Westport holds a substantial equity interest, when material non-public information regarding such company is known. All directors, officers, employees and certain advisors of Westport who have knowledge of material non-public information (each, a "Covered Person") are required to comply with this Policy and with the securities laws in respect of insider trading and tipping. 3.0 NOTICE AND ENFORCEMENT Violations of insider trading and tipping laws carry severe consequences both for Westport and the individuals involved. Compliance with this Policy is a condition of office or employment with the Corporation and its subsidiaries. Every Covered Person will have access to a copy of this Policy and is responsible for becoming familiar with and understanding the provisions set out in the Policy. A violation of this Policy may be grounds for disciplinary action, up to and including immediate termination of employment for just cause or other sanctions as the Corporation may deem appropriate. The criminal and civil consequences of prohibited insider trading, tipping or failing to file an insider report where required on a timely basis can be severe and may include penalties, fines, criminal charges, and/or imprisonment. Where Westport is aware or suspects any conduct may have violated applicable securities laws, the Corporation may refer the matter to the appropriate regulatory authorities. 4.0 TRADING IN SECURITIES OF THE CORPORATION 4.1 Rules Against Insider Trading and Tipping No person in a "special relationship" with Westport may purchase or sell, or otherwise trade, securities of the Corporation with knowledge of material non-public information relating to Westport and no such person shall Insider Trading Policy

2 | P a g e disclose to any other person material non-public information about Westport (known as "tipping"), except where such disclosure is in the necessary course of Westport's business and except to the extent permitted by the Corporation’s policies. In Westport's business, such disclosure is normally made under the protection of a non- disclosure agreement. For the purposes of this Policy: (a) "trade" includes a purchase or sale of securities, an offer or solicitation to purchase or sell securities or an exercise of an option, warrant or other convertible security including any sale of shares to cover tax liability associated with a grant of shares; and (b) "necessary course of business" means communications that are necessary to further the business purposes of Westport with: (i) vendors, suppliers or strategic partners; (ii) other employees, officers and directors of the Corporation; (iii) lenders, legal counsel, underwriters, auditors, and financial and other professional advisors of the Corporation; (iv) parties to negotiations with the Westport; (v) credit rating agencies; or (vi) government agencies and regulators. 4.1.1 DEFINITION OF "SPECIAL RELATIONSHIP" All Covered Persons are in a special relationship with Westport, as are former directors, officers, employees and consultants who acquired material non-public information while in office. Those in a "special relationship" with Westport also include professional advisors to the Corporation (including legal, accounting, engineering, financial and other advisors) and any person or company that learns material non-public information from a person in a special relationship with Westport (including a partner, spouse, relative, or anyone living in the same household as such person), that the person or company knows, or ought reasonably to have known, is in a special relationship with Westport ("tippees"). Both the person who provides the information and the person who receives the information could be liable under securities laws if the person who receives the information uses it to trade in securities. Covered Persons are reminded that they have access to non-public information about Westport, which must be maintained as confidential, including avoiding disclosure of such information to the persons noted above. 4.1.2 DEFINITION OF MATERIAL NONPUBLIC INFORMATION Material non-public information is information that has not yet been disclosed to the public by Westport that has, or is reasonably expected to have, a significant effect on the market price or value of the Corporation's securities. The terms "material fact" and "material change" generally mean information that significantly affects or would reasonably be expected to have a significant effect on the market price or value of securities. In other words, any information whose disclosure would be likely to affect the market price of a security is material in relation to the security. Therefore, non-public information about Westport is generally considered to be "material" if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to purchase, sell, or hold a Westport security, or what value the investor would ascribe to the Westport security. In making materiality judgements, it is necessary to take account of the volatility of the Corporation's securities, the nature of the information, prevailing market conditions and other factors that cannot be adequately captured in a simple bright-line standard or test. When in doubt, please consult with the Corporation's Chief Financial Officer, Chief Legal Officer or head of Investor Relations for guidance before engaging in a transaction.

3 | P a g e 4.1.3 WHEN INFORMATION BECOMES PUBLIC Information is considered to become public when it has been released to the public through appropriate channels, such as by news release, public filing with a regulatory agency, public statements by senior officers or otherwise made available to the public and a reasonable period of time for dissemination of the information has passed for the securities markets to digest the information. Material information about Westport should be considered to be non-public unless there is a certainty that it has been publicly disseminated. All Covered Persons should assume that all information about Westport is confidential unless told otherwise. Readers of this Policy should refer to Westport's Disclosure Policy for further details. 4.1.4 STOCK SURVEILLANCE PROGRAM Westport shall implement and maintain a stock surveillance program (the "Surveillance Program") which shall be overseen by the head of the accounting and corporate control function. Pursuant to the Surveillance Program Westport shall: (a) monitor Westport' SEDAR profile for new SEDAR filings, including but not limited to, the filing of any press releases and early warning reports; (b) monitor any new insider reports which are filed in respect of the securities of Westport; (c) monitor the trading price and volume of Westport's publicly traded securities and identify any material or unusual patterns or changes with respect to such trading; (d) monitor and identify any significant changes in the type of investor, or the specifically identified investors, of Westport; and (e) periodically report to the Board with respect to any material changes or filings which have been identified. 4.2 Blackout Periods Westport has established "Blackout Periods" during which Covered Persons may not trade in securities of the Corporation. The "Blackout Periods": (a) with regard to financial results, apply during the period beginning on: (i) the last "trading day" of each of the first, second and third fiscal quarters; and (ii) the tenth trading day following a fiscal year end. Such financial results related Blackout Periods shall end one clear trading day after a news release is issued disclosing the quarterly or annual financial results. For the purposes of this section 4.2, "trading day" means a day on which either the Toronto Stock Exchange or NASDAQ is open for trading of Westport securities. This Blackout Period applies to all Covered Persons, with knowledge of, or who could acquire knowledge of, the non-public financial results for the quarter in question prior to the date of their release, and includes, but is not limited to, directors, officers, senior employees, any employee who regularly attends executive committee meetings and any finance and accounting staff, investor relations staff, corporate communications staff involved in the preparation of Westport's quarterly or annual financial statements, who are aware of or could become aware of the financial results prior to their release; (b) apply to all Covered Persons who are aware of material non-public information until one clear trading day after public disclosure of the material information;

4 | P a g e (c) apply for offerings and include, but is not limited to, all Board members, Board advisors, and officers of Westport for the period from one business day prior to the determination of the offering price until one clear trading day after the closing of the offering, unless, if the Covered Person such as the director or officer is buying shares and the total amount of purchases by all such Covered Persons in this period is less than 2% of worldwide average daily trading volume during the two calendar months immediately preceding the beginning of the period, or any consecutive 60 calendar days ending within the 10 calendar days preceding the beginning of the period; or (d) apply any other time and for any length of time as deemed necessary by the Corporation's Chief Financial Officer, after consultation with the Corporation's Chief Executive Officer, Chief Legal Officer and head of Investor Relations provided that the Chief Financial Officer, or his or her delegate, provides written notice of such Blackout to the specified persons. 4.3 Rule as it Applies to Other Corporations No Covered Person may purchase or sell, or otherwise trade, or encourage or recommend that another person trade, in securities of any other company if such person has actual knowledge that Westport is doing business, or proposes or is considering or evaluating doing business or engaging in an undisclosed material transaction with that company and has actual knowledge of material non-public information relating to that other company. Under the circumstances set out above, each Covered Person is considered to be in a special relationship with that other company and, therefore, cannot trade in securities of the other company with knowledge of material non-public information. In addition, no such person may disclose to someone else material non-public information relating to that other company which was learned in the course of service as a Covered Person, except where such disclosure is in the necessary course of business. 5.0 INSIDER REPORTING REQUIREMENTS Under securities laws, a "reporting insider" must file an insider report following any trade or change in beneficial ownership of, or control or direction over, whether direct or indirect, securities of the Corporation (including the exercise of any stock options, restricted share units, performance share units or similar equity-based compensation awards). Reporting insiders are required to file an insider report electronically through the “System for Electronic Disclosure by Insiders” (“SEDI”) within 5 calendar days of any trade or other change in holdings of Westport securities (including the transfer of securities into or out of an individual's RRSP, or similar tax deferred account). Westport assists certain Board members and officers with the filing procedures by providing administrative support. This administrative support does not remove individual responsibility to file insider reports in a timely and accurate fashion. Failure of insiders to comply with the prescribed time limits for declaring their control or a change in their control over the securities of the Corporation, or their failure to provide complete information constitutes a violation under securities law and may result in a fine. For purposes of this section, a "reporting insider" of the Corporation includes: (a) every person who is a director or officer of the Corporation, of a company that is itself an insider or subsidiary of the Corporation; (b) a person or company responsible for a principal business unit, division or function of the reporting issuer; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation, or who exercises control or direction over the voting securities of the Corporation, or a combination of

5 | P a g e both, carrying more than 10 per cent of the voting rights attached to all voting securities of the Corporation; and (d) any person who in the ordinary course receives or has access to information as to material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed. 6.0 PROHIBITIONS AGAINST SHORT SELLING, HEDGING AND CERTAIN TRADING All Covered Persons and any other person or company in a special relationship with Westport are prohibited from engaging in transactions that are designed to hedge, limit or otherwise offset their economic risk with respect to their holdings of Westport securities. All readers of this Policy should refer to the Corporation's Anti- Hedging Policy and Clawback Policy for further details. 7.0 REFERENCES This Policy should be read in conjunction with the following Westport policies:  Disclosure Policy  Anti-Hedging Policy and Clawback Policy